Sheet1

Merrill Lynch Series Fund, Inc.
Series Number: 1
File Number: 811-3091
CIK Number: 319108
Money Reserve Portfolio
For the Period Ending: 12/31/2001

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the year ended December 31, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/29/2001	$ 6,000	Forrestal Funding Ms Tr	5.44%	04/12/2001
02/05/2001	12,113	Edison Asset Securitiz	5.38	04/05/2001
02/09/2001	3,750	Lasalle National Bank	5.07	02/12/2002
02/26/2001	4,218	CXC Inc Disc Coml	5.10	05/10/2001
03/08/2001	14,190	Apreco, Inc.	5.05	05/09/2001
03/12/2001	2,058	Kitty Hawk Funding Corp	5.06	05/11/2001
03/13/2001	1,298	Intrepid Funding Mst Trs	5.00	05/23/2001
03/19/2001	12,000	Apreco, Inc.	5.04	05/07/2001
05/08/2001	14,000	Apreco, Inc.	4.06	07/06/2001
05/11/2001	8,890	Amsterdam Funding Corp.	4.46	05/14/2001
05/15/2001	10,348	Apreco, Inc.	4.00	08/06/2001
05/31/2001	6,135	Amsterdam Funding Corp.	4.84	06/01/2001
06/07/2001	4,000	Amsterdam Funding Corp.	3.96	07/10/2001
06/08/2001	3,136	Intrepid Funding Mst Trs	3.95	07/13/2001
07/10/2001	3,815	Apreco, Inc.	3.73	09/07/2001
07/17/2001	1,000	Greyhawk Capital Corp.	3.75	08/22/2001
08/01/2001	1,104	Amsterdam Funding Corp.	3.86	08/02/2001
08/07/2001	9,595	Amsterdam Funding Corp.	3.71	08/29/2001
08/20/2001	1,881	Windmill Funding Corp.	3.62	09/19/2001
08/22/2001	9,353	Amsterdam Funding Corp.	3.52	09/20/2001
08/23/2001	4,700	Amsterdam Funding Corp.	3.51	09/21/2001
08/29/2001	2,884	Amsterdam Funding Corp.	3.56	08/30/2001
09/07/2001	6,234	Amsterdam Funding Corp.	3.48	10/17/2001
09/07/2001	4,325	Corporate Receivable	3.47	10/19/2001
09/10/2001	1,000	Apreco, Inc.	3.50	10/19/2001
09/10/2001	3,207	Clipper Receivables Corp.	3.54	09/11/2001
09/26/2001	10,000	Forrestal Funding Ms Tr	2.53	10/31/2001
09/26/2001	14,730	Tulip Funding Corp.	2.78	10/24/2001
09/27/2001	5,750	Forrestal Funding Ms Tr	2.75	11/09/2001
10/05/2001	5,000	Amsterdam Funding Corp.	2.46	11/30/2001
10/22/2001	444	Old Line Funding Corp.	2.50	11/16/2001
10/22/2001	10,012	Old Line Funding Corp.	2.48	11/07/2001
10/30/2001	11,975	Old Line Funding Corp.	2.46	11/14/2001
11/08/2001	3,616	Enterprise Funding CP	2.49	11/09/2001
11/15/2001	7,360	Amsterdam Funding Corp.	2.20	11/16/2001
11/19/2001	1,750	Forrestal Funding Ms Tr	2.10	12/20/2001
11/20/2001	6,339	Falcon Asset Sec	2.10	01/14/2002
11/23/2001	3,358	Falcon Asset Sec	2.08	02/05/2002
11/27/2001	20,000	Amsterdam Funding Corp.	2.10	01/25/2002
12/18/2001	5,600	Amsterdam Funding Corp.	2.00	01/07/2002
12/18/2001	5,359	Old Line Funding Corp.	1.81	12/19/2001

Last Updated on 02/28/2002
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